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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2004

SENIOR HOUSING PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State of organization)	001-15319 (Commission file number)	04-3445278 (I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts 02458
(Address of principal executive offices, including zip code)

617-796-8350
(Telephone number, including area code)

ITEM 5—OTHER EVENTS.

A. SALE OF COMMON SHARES OF BENEFICIAL INTEREST.

        On January 21, 2004, we priced an underwritten public offering of 5,000,000 common shares of beneficial interest. We expect to issue and deliver these shares on or about January 26, 2004. The public offering price was $18.20 per share. We expect to use the $86.3 million of net proceeds (after estimated expenses and underwriters' commissions) of the offering to repay borrowings under our revolving bank credit facility and for general business purposes.

        Simultaneously with our offering, HRPT Properties Trust has agreed to sell 3,000,000 of our common shares that it owns at a price of $18.20 per share. HRPT has also granted the underwriters of this offering an option to purchase up to an additional 1,200,000 shares to cover over-allotments, if any, for the combined offering of 8,000,000 shares. We will not receive any proceeds from the sale of our shares by HRPT.

        This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale is not permitted.

B. AMENDMENT TO OUR DECLARATION OF TRUST.

        On January 21, 2004, we filed Articles of Amendment to our Declaration of Trust increasing the number of our authorized shares from 62,000,000 to 80,000,000. All of our authorized shares are currently classified as common shares of beneficial interest.

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS INCLUDE REFERENCES TO OUR ISSUANCE AND SALE OF COMMON SHARES AND OUR INTENDED USE OF THE ANTICIPATED PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED.

ITEM 7—FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)
  Exhibits.

1.1	Underwriting Agreement, dated January 21, 2004, between Senior Housing Properties Trust, HRPT Properties Trust, and the underwriters named therein relating to the issuance and sale by us of 5,000,000 common shares of beneficial interest and the sale of up to 4,200,000 of our common shares of beneficial interest by HRPT Properties Trust.
3.1	Amended and Restated Declaration of Trust of Senior Housing Properties Trust, dated September 20, 1999, as amended to date.
3.2	Amended and Restated Bylaws of Senior Housing Properties Trust, dated March 20, 2003, as amended to date.
5.1	Opinion of Venable LLP.
8.1	Legal Opinion of Sullivan & Worcester LLP as to tax matters.
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).
23.2	Consent of Venable LLP (contained in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST
	By:	/s/ JOHN R. HOADLEY John R. Hoadley Treasurer and Chief Financial Officer
Date: January 21, 2004

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  ITEM 5—OTHER EVENTS.
  ITEM 7—FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES